Exhibit 99.1
450 Lexington Avenue : New York, NY 10017 : 800.468.7526

For Immediate Release

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com

BRIXMOR PROPERTY GROUP CHIEF EXECUTIVE OFFICER AND PRESIDENT JAMES M. TAYLOR
TO RETURN FROM MEDICAL LEAVE OF ABSENCE

NEW YORK, May 10, 2024 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today that James M. Taylor Jr. will return from his medical leave of absence and reassume his duties as the Company’s Chief Executive Officer and President, effective May 20, 2024. Brian T. Finnegan, who has served as interim Chief Executive Officer and President, will continue in his position as Senior Executive Vice President and Chief Operating Officer.

Connect With Brixmor
•For additional information, please visit https://www.brixmor.com;
•Follow Brixmor on:
◦LinkedIn at https://www.linkedin.com/company/brixmor
◦Facebook at https://www.facebook.com/Brixmor
◦Instagram at https://www.instagram.com/brixmorpropertygroup; and
◦YouTube at https://www.youtube.com/user/Brixmor.

ABOUT BRIXMOR PROPERTY GROUP
Brixmor (NYSE: BRX) is a real estate investment trust (REIT) that owns and operates a high-quality, national portfolio of open-air shopping centers. Its 359 retail centers comprise approximately 64 million square feet of prime retail space in established trade areas. The Company strives to own and operate shopping centers that reflect Brixmor’s vision “to be the center of the communities we serve” and are home to a diverse mix of thriving national, regional and local retailers. Brixmor is a proud real estate partner to over 5,000 retailers including The TJX Companies, The Kroger Co., Publix Super Markets and Ross Stores.

Brixmor announces material information to its investors in SEC filings and press releases and on public conference calls, webcasts and the “Investors” page of its website at https://www.brixmor.com. The Company also uses social media to communicate with its investors and the public, and the information Brixmor posts on social media may be deemed material information. Therefore, Brixmor encourages investors and others interested in the Company to review the information that it posts on its website and on its social media channels.

SAFE HARBOR LANGUAGE
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under the sections entitled “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended
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450 Lexington Avenue : New York, NY 10017 : 800.468.7526

December 31, 2023, as such factors may be updated from time to time in our periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at https://www.sec.gov. These factors include (1) changes in national, regional, and local economies, due to global events such as international military conflicts, international trade disputes, a foreign debt crisis, foreign currency volatility, or due to domestic issues, such as government policies and regulations, tariffs, energy prices, market dynamics, general economic contractions, rising interest rates, inflation, unemployment, or limited growth in consumer income or spending; (2) local real estate market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in our Portfolio (defined hereafter); (3) competition from other available properties and e-commerce; (4) disruption and/or consolidation in the retail sector, the financial stability of our tenants, and the overall financial condition of large retailing companies, including their ability to pay rent and/or expense reimbursements that are due to us; (5) in the case of percentage rents, the sales volumes of our tenants; (6) increases in property operating expenses, including common area expenses, utilities, insurance, and real estate taxes, which are relatively inflexible and generally do not decrease if revenue or occupancy decrease; (7) increases in the costs to repair, renovate, and re-lease space; (8) earthquakes, wildfires, tornadoes, hurricanes, damage from rising sea levels due to climate change, other natural disasters, epidemics and/or pandemics, civil unrest, terrorist acts, or acts of war, any of which may result in uninsured or underinsured losses; and (9) changes in laws and governmental regulations, including those governing usage, zoning, the environment, and taxes. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our periodic filings. The forward-looking statements speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except to the extent otherwise required by law.
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